SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: July 21, 2003

ENVIRONMENTAL ELEMENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-10955 (Commission File No.)	52-1303748 (IRS Employer Identification Number)

3700 Koppers Street, Baltimore, Maryland 21227

(Address of principal executive offices, including Zip Code)

(410) 368-7000

Registrant’s telephone number, including area code:

Item 5.	Other Events

On July 18, 2003, the Company announced that it began a restructuring plan in order to respond to the lowered demands for its large, custom designed and engineered products and to continue to focus on the service, maintenance and rebuild work that it performs for its customers. Numerous positions have been consolidated and/or eliminated resulting in a reduction in staff of twenty people. This restructuring will result in a one-time charge of approximately $140,000 for severance costs.

Also on July 18, 2003, John L. Sams, President and Chief Executive Officer and a member of the Company’s Board of Directors, resigned from the Company effective immediately. Mr. Sams resigned to pursue other professional opportunities and was not a result of any disagreement with the Company relating to its operations, policies or practices.

The Company announced that Lawrence Rychlak was named the interim President, replacing Mr. Sams. Mr. Rychlak is currently the Senior Vice President and Chief Financial Officer of the Company.

Item 7.	Exhibits

(c) Exhibits. The following exhibit is filed with this report:

Exhibit 99.3 – Press release dated July 18, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on July 21, 2003.

ENVIRONMENTAL ELEMENTS CORPORATION

By:	/s/ LAWRENCE RYCHLAK
Lawrence Rychlak Senior Vice President & Chief Financial Officer